Exhibit 10.1

AMENDMENT TO THE

MAY 1, 2018 NOTICE OF PERFORMANCE-BASED

RESTRICTED STOCK UNIT AWARD

WHEREAS,                      (“Executive”) was granted Performance-Based Restricted Stock Units (“PSUs”) by CafePress Inc. (the “Company”) pursuant to the Notice of Restricted Stock Unit Award (the “Award”) dated May 1, 2018;

WHEREAS, the Company, Snapfish, LLC (“Parent”) and Snapfish Merger Sub, Inc. have entered into an Agreement and Plan of Merger dated as of September 28, 2018 (the “Merger Agreement”) and

WHEREAS, both the Company and Parent desires to provide for continued consideration of performance after the Closing Date and, therefore, subject to the consummation of the Merger Agreement, desire to amend the terms of the Award.

THEREFORE, instead of the terms of the Award which apply in the case of a Change in Control, the following shall apply with respect to the Change in Control resulting from consummation of the Merger Agreement:

Upon a Change in Control prior to the end of the Performance Period, the Company’s performance against the performance criteria shall be determined by the Company following the end the Performance Period. Based on such performance, the number of stock units earned shall be determined as soon as practical thereafter. Executive shall be entitled to payment with respect to the earned stock units as determined and in the amount for each unit as provided for under the Merger Agreement provided that Executive is employed as of the payment date for such Award. For the avoidance of doubt, following the Merger, all determinations shall be made in good faith by the Company and without regard to the Company no longer filing an annual report on Form 10-K.

All terms not otherwise defined in this Amendment are defined in the Merger Agreement.

All other terms and conditions of the Award remain unchanged.

In the event the Merger Agreement is terminated, abandoned or does not occur for any reason, this amendment shall terminate and be void ab initio.

CAFEPRESS, INC.

By:

Name:

Title:

Date:

Accepted and Agreed:

(signed)
Date:_________________________________